Exhibit 24.1

                                POWER OF ATTORNEY
                                -----------------
     The undersigned, each a director and/or officer of Federated Department Stores, Inc., a Delaware corporation (the "Company"), hereby constitute and appoint Ronald W. Tysoe, Dennis J. Broderick, Padma T. Cariappa, Robert A. Profusek, J. Lawrence Manning, Jr., Mark E. Betzen, and Wendy Dann Adato, or any of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in our capacities as director and/or officer of the Company and to execute any and all instruments for us and in our name in the capacities indicated above, which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with a Registration Statement on Form S-4 relating to the offering of Common Stock, par value $.01 per share, of the Company pursuant to that certain Merger Agreement among the Company, Broadway Stores, Inc., and Nomo Company, Inc., including without limitation, power and authority to sign for us, in our name in the capacities indicated above, such Registration Statement and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or our substitute or substitutes, or any one of us, shall do or cause to be done by virtue hereof.


Dated:  August 21, 1995

               /s/ John E. Brown              /s/ Robert A. Charpie
        -------------------------------  -------------------------------
                 John E. Brown                  Robert A. Charpie


              /s/ Lyle Everingham              /s/ Meyer Feldberg
        -------------------------------  -------------------------------
                Lyle Everingham                  Meyer Feldberg


               /s/ Earl G. Graves              /s/ George V. Grune
        -------------------------------  -------------------------------
                 Earl G. Graves                  George V. Grune


           /s/ Gertrude G. Michelson           /s/ Joseph Neubauer
        -------------------------------  -------------------------------
             Gertrude G. Michelson               Joseph Neubauer


             /s/ Allen I. Questrom             /s/ Ronald W. Tysoe
        -------------------------------  -------------------------------
               Allen I. Questrom                 Ronald W. Tysoe


             /s/ Laurence A. Tisch            /s/ Paul W. Van Orden
        -------------------------------  -------------------------------
               Laurence A. Tisch                Paul W. Van Orden


           /s/ Karl M. von der Heyden       /s/ Marna C. Whittington
        -------------------------------  -------------------------------
             Karl M. von der Heyden           Marna C. Whittington


             /s/ James M. Zimmerman
        -------------------------------
               James M. Zimmerman